Exhibit 99.1
SUPERVALU Reports Third Quarter Fiscal 2016 Results

•	Consolidated operating earnings of $101 million; Adjusted EBITDA of $182 million for Q3 fiscal 2016

•	Net earnings per share from continuing operations of $0.13; adjusted earnings per share of $0.16

•	Redeemed remaining $278 million of 8.00% Senior Notes due May 2016 on January 6, 2016

MINNEAPOLIS--(BUSINESS WIRE)--January 13, 2016--SUPERVALU INC. (NYSE: SVU) today reported third quarter fiscal 2016 net sales of $4.11 billion and net earnings from continuing operations of $35 million, or $0.13 per diluted share, which included $11 million in after-tax charges and costs related to asset impairments, the potential separation of Save-A-Lot, and employee severance. When adjusted for these items, third quarter fiscal 2016 net earnings from continuing operations were $46 million, or $0.16 per diluted share.
Net earnings from continuing operations for last year’s third quarter were $12 million, or $0.04 per diluted share, which included a $36 million after-tax pension settlement charge and $1 million in after-tax debt refinancing and net information technology intrusion costs. When adjusted for these items, third quarter fiscal 2015 net earnings from continuing operations were $49 million, or $0.18 per diluted share. [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"Although third quarter adjusted EBITDA was in-line with our operating plan, we continue to operate in a challenging environment," said President and CEO Sam Duncan. "Improving sales is a primary focus as we look to complete the fiscal year."
Third Quarter Results - Continuing Operations
Third quarter net sales were $4.11 billion compared to $4.23 billion last year, a decrease of $111 million or 2.6 percent. Save-A-Lot network identical store sales were negative 3.4 percent. Identical store sales for corporate stores within the Save-A-Lot network were negative 0.4 percent. Retail Food identical store sales were negative 2.6 percent. Total net sales within the Independent Business segment decreased 3.5 percent. Fees earned under transition services agreements (“TSAs”) in the third quarter were $46 million compared to $43 million last year.
Gross profit for the third quarter was $601 million, or 14.6 percent of net sales. Last year’s third quarter gross profit was $596 million, or 14.1 percent of net sales. The increase in gross profit rate compared to last year was primarily driven by higher base margins across all three segments, lower logistics costs, and higher TSA fees, partially offset by higher employee and occupancy costs.
Selling and administrative expenses in the third quarter were $494 million and included charges and costs of $10 million for the potential separation of Save-A-Lot, store closure impairments and employee severance. When adjusted for these items, selling and administrative costs were $484 million, or 11.7 percent of net sales. Selling and administrative expenses in last year’s third quarter were $540 million and included a $63 million pension settlement charge and $1 million in information technology intrusion costs, net of insurance recoverable. When adjusted for these items, last year's selling and administrative expenses were $476 million, or 11.3 percent of net sales.
Net interest expense for the third quarter was $45 million. Last year's third quarter interest expense was $46 million and included $1 million in debt refinancing costs. When adjusted for this item, last year's third quarter interest expense was $45 million.
Income tax expense was $22 million, or 37.6 percent of pre-tax earnings, for the third quarter, compared to an income tax benefit of $1 million, or 8.9 percent of pre-tax earnings in last year’s third quarter. The increase in the effective tax rate is primarily due to the pension settlement charge included in the prior year.
Independent Business
Third quarter Independent Business net sales were $1.90 billion, compared to $1.97 billion last year, a decrease of 3.5 percent. The decrease is primarily due to lower sales to existing customers and lost stores, partially offset by increased sales to new customers and new stores operated by existing customers.
Independent Business operating earnings in the third quarter were $54 million, or 2.8 percent of net sales, and included a $6 million intangible asset impairment charge. When adjusted for this item, Independent Business operating earnings were $60 million or 3.2 percent of net sales. Last year’s Independent Business operating earnings in the third quarter were $60 million, or 3.1 percent of net sales.

Save-A-Lot
Third quarter Save-A-Lot net sales were $1.07 billion, compared to $1.09 billion last year, a decrease of 1.5 percent. The sales decrease reflects identical store sales across the Save-A-Lot network of negative 3.4 percent and the impact of closed stores.
Save-A-Lot operating earnings in the third quarter were $32 million, or 2.9 percent of net sales, and included $2 million of store closure impairment charges. When adjusted for this item, Save-A-Lot's operating earnings were $34 million, or 3.1 percent of sales. Last year’s Save-A-Lot operating earnings in the third quarter were $34 million, or 3.1 percent of net sales.
Retail Food
Third quarter Retail Food net sales were $1.10 billion, compared to $1.13 billion last year, a decrease of 2.5 percent. The sales decrease reflects negative identical store sales of 2.6 percent.
Retail Food operating earnings in the third quarter were $21 million, or 2.0 percent of net sales, and included $1 million of store closure impairment charges. When adjusted for this item, Retail Food operating earnings were $22 million, or 2.1 percent of sales. Last year’s Retail Food operating earnings were $28 million, or 2.5 percent of net sales. The decrease in Retail Food operating earnings was driven by higher employee-related costs.
Corporate
Third quarter fees earned under the TSAs were $46 million compared to $43 million last year.
Net Corporate operating loss in the third quarter was $6 million and included $7 million of costs related to the potential separation of Save-A-Lot and employee severance. When adjusted for these items, net Corporate operating earnings were $1 million. Last year’s third quarter net Corporate operating loss was $66 million and included $64 million in charges and costs for a pension settlement charge and information technology intrusion costs, net of insurance receivable. When adjusted for these items, last year's net Corporate operating loss was $2 million. The improvement in net Corporate operating earnings was primarily driven by lower employee-related costs and higher fees earned under the TSAs.
Cash Flows - Continuing Operations
Year-to-date fiscal 2016 net cash flows provided by operating activities of continuing operations were $251 million compared to $104 million last year, reflecting lower levels of investment in working capital and lower benefit plan contributions. Year-to-date net cash flows used in investing activities of continuing operations were $198 million compared to $209 million last year. Year-to-date net cash flows used in financing activities of continuing operations were $34 million compared to net cash flows provided by financing activities of $438 million last year, which included proceeds from a bond issuance.
Conference Call
A conference call to review the third quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,407 stores composed of 1,871 independent stores serviced primarily by the Company’s food distribution business; 1,336 Save-A-Lot stores, of which 883 are operated by licensee owners; and 200 traditional retail grocery stores (store counts as of December 5, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s Inc., and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Third Quarter Ended				Year-To-Date Ended
	December 5, 2015 (12 weeks)		November 29, 2014 (12 weeks)		December 5, 2015 (40 weeks)		November 29, 2014 (40 weeks)
Net sales(1)	$4,114	100.0%	$4,225	100.0%	$13,583	100.0%	$13,530	100.0%
Cost of sales	3,513	85.4	3,629	85.9	11,589	85.3	11,605	85.8
Gross profit	601	14.6	596	14.1	1,994	14.7	1,925	14.2
Selling and administrative expenses(2)	494	12.0	540	12.8	1,635	12.0	1,640	12.1
Intangible asset impairment charge(2)	6	0.2	—	—	6	—	—	—
Operating earnings	101	2.4	56	1.3	353	2.6	285	2.1
Interest expense, net(2)	45	1.1	46	1.1	148	1.1	156	1.2
Equity in earnings of unconsolidated affiliates	(1)	—	(1)	—	(3)	—	(3)	—
Earnings from continuing operations before income taxes(2)	57	1.4	11	0.3	208	1.5	132	1.0
Income tax provision (benefit)	22	0.5	(1)	—	79	0.6	41	0.3
Net earnings from continuing operations(2)	35	0.9	12	0.3	129	1.0	91	0.7
Income from discontinued operations, net of tax	—	—	69	1.6	3	—	68	0.5
Net earnings including noncontrolling interests	35	0.9	81	1.9	132	1.0	159	1.2
Less net earnings attributable to noncontrolling interests	(1)	—	(2)	—	(6)	—	(6)	—
Net earnings attributable to SUPERVALU INC.	$34	0.8%	$79	1.9%	$126	0.9%	$153	1.1%

Basic net earnings per share attributable to SUPERVALU INC.:
Continuing operations	$0.13		$0.04		$0.47		$0.33
Discontinued operations	$—		$0.27		$0.01		$0.26
Basic net earnings per share	$0.13		$0.31		$0.48		$0.59
Diluted net earnings per share attributable to SUPERVALU INC.:
Continuing operations(2)	$0.13		$0.04		$0.46		$0.33
Discontinued operations	$—		$0.26		$0.01		$0.26
Diluted net earnings per share	$0.13		$0.30		$0.47		$0.58
Weighted average number of shares outstanding:
Basic	264		261		263		260
Diluted	268		265		268		263

(1)
In the first quarter of fiscal 2016, the Company completed an assessment of its revenue and expense presentation primarily related to professional services and certain other transactions. Expenses related to transactions in which the Company determined it was the principal were previously presented net of related revenues within Net sales in the Consolidated Statements of Operations. The presentation of these expenses has been revised to include them within Cost of sales and Selling and administrative expenses. These revisions had the effect of increasing Net sales with a corresponding increase to Cost of sales and Selling and administrative expenses. These revisions did not impact Operating earnings, Earnings from continuing operations before income taxes, Net earnings attributable to SUPERVALU INC., cash flows, or financial position for any period reported.

(2)
Results from continuing operations for the third quarter ended December 5, 2015 include net charges and costs of $16 before tax ($11 after tax, or $0.03 per diluted share), comprised of an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.02 per diluted share) within Intangible asset impairment charge, and costs related to the potential Save-A-Lot separation of $5 before tax ($4 after tax, or $0.01 per diluted share), store closure impairment charges of $3 before tax ($2 after tax, or $0.00 per diluted share) and severance costs of $2 before tax ($1 after tax, or $0.00 per diluted share) within Selling and administrative expenses.

Results from continuing operations for the third quarter ended November 29, 2014 include net charges and costs of $65 before tax ($37 after tax, or $0.14 per diluted share), comprised of a pension settlement charge of $63 before tax ($36 after tax, or $0.14 per diluted share) and information technology intrusion costs, net of insurance recoverable, of $1 before tax ($0 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Interest expense, net.
Results from continuing operations for the year-to-date ended December 5, 2015 include net charges and costs of $27 before tax ($19 after tax, or $0.07 per diluted share), comprised of costs related to the potential Save-A-Lot separation of $12 before tax ($9 after tax, or $0.03 per diluted share), severance costs of $6 before tax ($4 after tax, or $0.02 per diluted share) and store closure impairment charges of $3 before tax ($2 after tax, or $0.00 per diluted share) within Selling and administrative expenses, and an intangible asset impairment charge of $6 before tax ($4 after tax, or $0.02 per diluted share) within Intangible asset impairment charge.
Results from continuing operations for the year-to-date ended November 29, 2014 include net charges and costs of $69 before tax ($40 after tax, or $0.15 per diluted share), comprised of a pension settlement charge of $63 before tax ($36 after tax, or $0.14 per diluted share), information technology intrusion costs, net of insurance recoverable, of $2 before tax ($1 after tax, or $0.00 per diluted share) and severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and unamortized financing cost charges of $2 before tax ($1 after tax, or $0.01 per diluted share) and debt refinancing costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Interest expense, net.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Third Quarter Ended		Year-To-Date Ended
	December 5, 2015 (12 weeks)	November 29, 2014 (12 weeks)	December 5, 2015 (40 weeks)	November 29, 2014 (40 weeks)
Net sales
Independent Business	$1,902	$1,972	$6,195	$6,227
% of total	46.2%	46.7%	45.6%	46.0%
Save-A-Lot	1,069	1,085	3,568	3,498
% of total	26.0%	25.7%	26.3%	25.8%
Retail Food	1,097	1,125	3,662	3,660
% of total	26.7%	26.6%	27.0%	27.1%
Corporate	46	43	158	145
% of total	1.1%	1.0%	1.1%	1.1%
Total net sales	$4,114	$4,225	$13,583	$13,530
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Independent Business(1)	$54	$60	$180	$180
% of Independent Business sales	2.8%	3.1%	2.9%	2.9%
Save-A-Lot(2)	32	34	115	106
% of Save-A-Lot sales	2.9%	3.1%	3.2%	3.0%
Retail Food(3)	21	28	64	78
% of Retail Food sales	2.0%	2.5%	1.8%	2.1%
Corporate(4)	(6)	(66)	(6)	(79)
Total operating earnings	101	56	353	285
% of total net sales	2.4%	1.3%	2.6%	2.1%
Interest expense, net(5)	45	46	148	156
Equity in earnings of unconsolidated affiliates	(1)	(1)	(3)	(3)
Earnings from continuing operations before income taxes	57	11	208	132
Income tax provision (benefit)	22	(1)	79	41
Net earnings from continuing operations	35	12	129	91
Income from discontinued operations, net of tax	—	69	3	68
Net earnings including noncontrolling interests	35	81	132	159
Less net earnings attributable to noncontrolling interests	(1)	(2)	(6)	(6)
Net earnings attributable to SUPERVALU INC.	$34	$79	$126	$153

LIFO charge
Independent Business	$—	$1	$2	$3
Retail Food	1	2	4	4
Total LIFO charge	$1	$3	$6	$7
Depreciation and amortization
Independent Business	$12	$10	$37	$36
Save-A-Lot	16	15	54	50
Retail Food	35	40	118	133
Corporate	1	—	2	—
Total depreciation and amortization	$64	$65	$211	$219

(1)
Independent Business operating earnings for the third quarter and year-to-date ended December 5, 2015 include an intangible asset impairment charge of $6. Independent Business operating earnings for the year-to-date ended November 29, 2014 include severance costs of $1.

(2)	Save-A-Lot operating earnings for the third quarter and year-to-date ended December 5, 2015 include store closure impairment charges of $2.

(3)	Retail Food operating earnings for the third quarter and year-to-date ended December 5, 2015 include store closure impairment charges of $1.

(4)
Corporate operating loss for the third quarter ended December 5, 2015 includes costs related to the potential Save-A-Lot separation of $5 and severance costs of $2. Corporate operating loss for the third quarter ended November 29, 2014 includes a pension settlement charge of $63 and information technology intrusion costs, net of insurance recoverable, of $1. Corporate operating loss for the year-to-date ended December 5, 2015 includes costs related to the potential Save-A-Lot separation of $12 and severance costs of $6. Corporate operating loss for the year-to-date ended November 29, 2014 includes a pension settlement charge of $63 and information technology intrusion costs, net of insurance recoverable, of $2.

(5)
Interest expense, net for the third quarter ended November 29, 2014 includes debt refinancing costs of $1. Interest expense, net for the year-to-date ended November 29, 2014 includes unamortized financing cost charges of $2 and debt refinancing costs of $1.

SUPERVALU INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In millions, except par value data)

	December 5, 2015	February 28, 2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$134	$114
Receivables, net	485	482
Inventories, net	1,170	984
Other current assets	78	120
Total current assets	1,867	1,700
Property, plant and equipment, net	1,458	1,470
Goodwill	867	865
Intangible assets, net	57	48
Deferred tax assets	246	265
Other assets	148	137
Total assets	$4,643	$4,485
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,200	$1,121
Accrued vacation, compensation and benefits	187	204
Current maturities of long-term debt and capital lease obligations	224	35
Other current liabilities	175	173
Total current liabilities	1,786	1,533
Long-term debt	2,281	2,480
Long-term capital lease obligations	209	213
Pension and other postretirement benefit obligations	513	602
Long-term tax liabilities	129	119
Other long-term liabilities	169	174
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 266 and 262 shares issued, respectively	3	3
Capital in excess of par value	2,802	2,810
Treasury stock, at cost, 1 and 2 shares, respectively	(5)	(33)
Accumulated other comprehensive loss	(375)	(423)
Accumulated deficit	(2,877)	(3,003)
Total SUPERVALU INC. stockholders’ deficit	(452)	(646)
Noncontrolling interests	8	10
Total stockholders’ deficit	(444)	(636)
Total liabilities and stockholders’ deficit	$4,643	$4,485

SUPERVALU INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	December 5, 2015 (40 weeks)	November 29, 2014 (40 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$132	$159
Income from discontinued operations, net of tax	3	68
Net earnings from continuing operations	129	91
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Intangible asset impairment charge	6	—
Asset impairment and other charges	7	3
Net gain on sale of assets and exits of surplus leases	(3)	(11)
Depreciation and amortization	211	219
LIFO charge	6	7
Deferred income taxes	(19)	(41)
Stock-based compensation	19	18
Net pension and other postretirement benefits cost	29	82
Contributions to pension and other postretirement benefit plans	(38)	(115)
Other adjustments	20	15
Changes in operating assets and liabilities, net of effects from business acquisitions	(116)	(164)
Net cash provided by operating activities – continuing operations	251	104
Net cash provided by operating activities – discontinued operations	1	2
Net cash provided by operating activities	252	106
Cash flows from investing activities
Proceeds from sale of assets	4	7
Purchases of property, plant and equipment	(169)	(164)
Payments for business acquisitions	(9)	(55)
Other	(24)	3
Net cash used in investing activities	(198)	(209)
Cash flows from financing activities
Proceeds from issuance of debt	—	484
Proceeds from sale of common stock	10	5
Payments of debt and capital lease obligations	(35)	(37)
Distributions to noncontrolling interests	(8)	(8)
Payments of debt financing costs	(1)	(7)
Other	—	1
Net cash (used in) provided by financing activities	(34)	438
Net increase in cash and cash equivalents	20	335
Cash and cash equivalents at beginning of period	114	83
Cash and cash equivalents at the end of period	$134	$418
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$31	$10
Capital lease asset additions	$18	$1
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$150	$136
Income taxes paid, net	$44	$55

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Third Quarter Ended December 5, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$57	$35	$0.13
Adjustments:
Intangible asset impairment charge	6	4	0.02
Costs related to the potential Save-A-Lot separation	5	4	0.01
Store closure impairment charges	3	2	—
Severance costs	2	1	—
Continuing operations after adjustments	$73	$46	$0.16

Table 2
	Year to Date December 5, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$208	$129	$0.46
Adjustments:
Costs related to the potential Save-A-Lot separation	12	9	0.03
Intangible asset impairment charge	6	4	0.02
Severance costs	6	4	0.02
Store closure impairment charges	3	2	—
Continuing operations after adjustments	$235	$148	$0.53

Table 3
	Third Quarter Ended November 29, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$11	$12	$0.04
Adjustments:
Pension settlement charge	63	36	0.14
Information technology intrusion costs, net of insurance recoverable	1	—	—
Debt refinancing costs	1	1	—
Continuing operations after adjustments	$76	$49	$0.18

Table 4
	Year to Date November 29, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$132	$91	$0.33
Adjustments:
Pension settlement charge	63	36	0.14
Unamortized financing costs charges	2	1	0.01
Information technology intrusion costs, net of insurance recoverable	2	1	—
Severance costs	1	1	—
Debt refinancing costs	1	1	—
Continuing operations after adjustments	$201	$131	$0.48

RECONCILIATION OF OPERATING EARNINGS FROM CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA

Table 5
	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 5, 2015 (12 weeks)	November 29, 2014 (12 weeks)	December 5, 2015 (40 weeks)	November 29, 2014 (40 weeks)
Independent Business operating earnings, as reported	$54	$60	$180	$180
Adjustments:
Intangible asset impairment charge	6	—	6	—
Severance costs	—	—	—	1
Independent Business operating earnings, as adjusted	60	60	186	181
Independent Business depreciation and amortization	12	10	37	36
LIFO charge	—	1	2	3
Independent Business adjusted EBITDA(1)	$72	$71	$225	$220

Save-A-Lot operating earnings, as reported	$32	$34	$115	$106
Adjustments:
Store closure impairment charges	2	—	2	—
Save-A-Lot operating earnings, as adjusted	34	34	117	106
Save-A-Lot depreciation and amortization	16	15	54	50
Save-A-Lot adjusted EBITDA(1)	$50	$49	$171	$156

Retail Food operating earnings, as reported	$21	$28	$64	$78
Adjustments:
Store closure impairment charges	1	—	1	—
Retail Food operating earnings, as adjusted	22	28	65	78
Retail Food depreciation and amortization	35	40	118	133
LIFO charge	1	2	4	4
Equity in earnings of unconsolidated affiliates	1	1	3	3
Net earnings attributable to noncontrolling interests	(1)	(2)	(6)	(6)
Retail Food adjusted EBITDA(1)	$58	$69	$184	$212

Corporate operating loss, as reported	$(6)	$(66)	$(6)	$(79)
Adjustments:
Pension settlement charge	—	63	—	63
Costs related to the potential Save-A-Lot separation	5	—	12	—
Severance costs	2	—	6	—
Information technology intrusion costs, net of insurance recoverable	—	1	—	2
Corporate operating earnings (loss), as adjusted	1	(2)	12	(14)
Corporate depreciation and amortization	1	—	2	—
Corporate adjusted EBITDA(1)	$2	$(2)	$14	$(14)
Total adjusted EBITDA(1)	$182	$187	$594	$574

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and any unusual items, and less net earnings attributable to noncontrolling interests.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com